                                                                               .
                                                                               .
                                                                               .

                                                                   Exhibit 5

                                                J. Vernon Patrick, Jr.       R. Scott Williams             Khristi Doss Driver
                                                      ---------              F. Lane Finch, Jr.            John H. McEniry, IV
                                                Bert S. Nettles              Mark D. Hess                  Meredith Jowers Lees
                                                Wyatt R. Haskell             William K. Holbrook           Latanishia D. Watters
                                                William M. Slaughter         C. Dennis Hughes              Laura Ellen Lewis
                                                J. Michael Rediker           Patricia C. Diak              Vincent J. Graffeo
                                                Frank M. Young, III          N. Andrew Rotenstreich        Felicia A. Long
                                                Robert E. Lee Garner         Peter J. Tepley               Charles Price II
                                                Benjamin B. Spratling III    Michael B. Odom               Reginald L. Jeter
                                                Thomas T. Gallion, III       Brennan C. Ohme               Gilbert C. Steindorff IV
                                                Thomas L. Krebs              Joseph L. Cowan II            Laura S. Dunning
                                                J. Mark Hart                 Kimberly L. Hager                   ---------
                                                Jesse P. Evans III           S. Jason Nabors
                                                Mark E. Ezell                Page A. Poerschke
                                                Thomas E. Reynolds           Matthew T. Franklin
                                                Romaine S. Scott III         Jamie A. Johnston
                                                Ross N. Cohen                      ---------
                                                John M. Fraley               David R. Baker
                                                William W. Horton            Leo Kayser
                                                Constance C. Walker          Peyton D. Bibb, Jr.
                                                Gwen L. Windle               Charles M. Elmer
                                                Michael K.K. Choy            Michael C. Skotnicki
                                                Allen R. Trippeer, Jr.       Robert M. Lichenstein, Jr.
                                                                             Dorothy R. Drake
                                                                             Theresa A. Tkacik
                                                                             Angela Turner
                                                                                   ---------

                                  July 20, 2006

Superior Bancorp
17 North 20th Street
Birmingham, Alabama 35203

                     RE: REGISTRATION STATEMENT ON FORM S-4
                                SUPERIOR BANCORP

Ladies and Gentlemen:

      We have served as counsel for Superior Bancorp, a Delaware corporation (the "Corporation"), in connection with the filing of the Corporation's Registration Statement on Form S-4, (Commission File No. 333-135684) (the "Registration Statement"). The Registration Statement relates to the proposed issuance of shares of common stock, par value $.001 per share, of the Corporation (the "Shares") pursuant to that certain Plan and Agreement of Merger, dated as of March 6, 2006, between the Corporation and Kensington Bankshares, Inc. (the "Agreement"). This opinion is furnished to you pursuant to the requirements of Form S-4.

      In connection with this opinion, we have examined and are familiar with the Registration Statement and originals or copies (certified or otherwise identified to our satisfaction) of the Corporation's Restated Certificate of Incorporation and Bylaws, the Agreement and such documents, corporate records and other instruments as we have deemed necessary and appropriate.

      Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

      1. The Shares have been duly authorized.

Superior Bancorp
July 20, 2006
Page 2

      2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Agreements, the Shares will be legally issued, fully paid and nonassessable.

      We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as
Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          HASKELL SLAUGHTER YOUNG & REDIKER, LLC

                                          By      /s/ Robert E. Lee Garner
                                             -----------------------------------
                                                    Robert E. Lee Garner